Exhibit 10.2

AMENDMENT TO NOTE

Loan # R1036

This Amendment to Note (this “Amendment”) is made and entered into as of this 24th day of December, 2019 (the “Effective Date”), and is by and between S&W Seed Company, a Nevada corporation (“Borrower”), and ROOSTER CAPITAL LLC, a Delaware limited liability company (“Lender”).

WHEREAS, on November 30, 2017, Borrower executed a promissory note (the “Note”) in the original principal amount of $10,400,000.00, plus interest, in favor of Conterra Agricultural Capital, LLC, and secured by two first priority deeds of trust (collectively, the “Security Instruments”), of even date therewith, recorded on December 4, 2017, as Document No. 2017-0156048-00, in the land records of Fresno County, California, and recorded on December 4, 2017, as Instrument # 2017-052694, in the land records of Canyon County, Idaho.

WHEREAS, Lender is the present holder of the Note and the Security Instruments.

WHEREAS, pursuant to Section 4 of the Note, Borrower has exercised its options to extend the Maturity Date of the Note to November 30, 2022.

WHEREAS, pursuant to Borrower’s exercise of its option to extend the Maturity Date under the Note and Lender’s approval thereof, Borrower and Lender desire to amend the Note as set forth in this Amendment and as further reflected in the amendment to Security Instrument entered into as of the Effective Date of this Amendment;

NOW, THEREFORE, for the reasons set forth above and for other good and valuable consideration, the sufficiency of which is acknowledged, Borrower and Lender (each a “Party” and collectively, the “Parties”) hereby agree as follows:

1.	AMENDMENT TO NOTE

The Parties agree that the recitals set forth above are true and accurate and are hereby incorporated in and made a part of this Agreement.  The Note is hereby amended by the following:

a.	Section 3(A) of the Note is hereby deleted in its entirety and replaced with the following:

(A)	Time and Amount of Payments

1 interest payment on January 1, 2018, with interest calculated from the date of closing on the unpaid principal balance at 7.750% per annum; 4 consecutive semi- annual principal and interest payments of $515,710.54 each, beginning July 1, 2018; 5 consecutive semi-annual principal and interest payments of $454,185.24 each, beginning January 1, 2020; and a final payment of $8,957,094.57 on November 30, 2022.

2.	LENDER’S FEE AND OTHER EXPENSES

In consideration of Lender entering into this Amendment, Borrower shall pay to Lender on the date hereof an extension fee equal to 0.50% ($46,477.00) of the Principal balance of the Note as of the Effective Date, plus any costs and expenses incurred by Lender in connection with this Amendment.

Amendment to Note Page 2 of 2

3.	TERMS OF NOTE

Capitalized terms used in this Amendment that are not defined shall have the meaning assigned to such terms in the Note. Except as set forth in this Amendment, all of the provisions of the Note shall remain unchanged, shall continue in full force and effect, and are hereby ratified and confirmed in all respects by the Parties.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have executed this Amendment as of the day and date first written above.

S&W SEED COMPANY,

a Nevada corporation

By: /s/ Matthew K. Szot Name: Matthew K. Szot

Its:  Chief Financial Officer

ROOSTER CAPITAL LLC,

a Delaware limited liability company

By: Conterra Holdings, LLC, Title: Administrative Member

By: /s/ Mark A. Smith Name: Mark A. Smith

Its:  COO & General Counsel